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                                                                    Exhibit 23.5

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated January 19, 2006, except for the second and third paragraphs of
Note 15, as to which the date is April 18, 2006, on the consolidated financial statements of Delek US Holdings, Inc. and Subsidiaries as of December 31, 2004 and for the year then ended (and to all references to our Firm) included in or made a part of this Amendment No. 3 to the Registration Statement on Form S-1.

MAYER HOFFMAN MCCANN P.C.

Plymouth Meeting, Pennsylvania
April 20, 2006